EXHIBIT 10.29
PROMISSORY NOTE

Borrower:	Valentec Systems, Inc.	Lender:	JPMorgan Chase Bank, NA
	2618 York Avenue		Shreveport Business Banking LPO
	Minden, LA 71055		400 Texas Street 3rd Floor
Shreveport, LA 71101

Principal Amount:	$2,000,000.00		Date of Note: December 22, 2005
PROMISE TO PAY. Valentec Systems, Inc. (“Borrower”) promises to pay to the order of JP Morgan Chase Bank, NA (“Lender”), in lawful money of the United States of America the sum of Two Million & 00/100 Dollars (U.S. $2,000,000.00) or such other or lesser amounts as may be reflected from time to time on Lender’s books and records as evidencing the aggregate unpaid principal balance of loan advances made to Borrower on a revolving line of credit basis as provided herein, together with simple interest assessed on a variable rate basis at the rate per annum equal to 0.750 percentage points under the Index provided herein, as the Index under this Note may be adjusted from time to time, one or more times, with interest being assessed on the unpaid principal balance of this Note as outstanding from time to time, commencing on December 22, 2005 and continuing until this Note is paid in full.
LINE OF CREDIT. This Note evidences a revolving line of credit “master note”. The unpaid principal balance of this Note shall increase and decrease with each new advance and payment hereunder, as the case may be. Subject to the terms hereof, Borrower may borrow, repay and reborrow hereunder. Advances under this Note, as well as directions for payment from Borrower’s accounts may be requested orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower’s deposit accounts with Lender. Lender will have no obligation to advance funds under this Note if: (A) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (B) Borrower or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor’s guarantee of this Note or any other loan with Lender; (D) Borrower has applied funds provided pursuant to this Note for purposes other than those acceptable to Lender; or (E) Lender in good faith believes itself insecure with regard to repayment of this Note.
PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on May 1, 2006. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning February 1, 2005, with all subsequent interest payments to be due on the same day of each month after that until this Note is paid in full. Payments and any other credits shall be allocated among principal, interest and fees at the discretion of Lender unless otherwise required by applicable law. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender’s address shown on loan account statements sent to the Borrower, Lender’s address shown in any payment coupon book provided to the Borrower, or at such other place as Lender may designate in writing.
VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the Prime Rate (the “Index”). “Prime Rate” shall mean the rate announced from time to time by Lender as its prime rate (which rate may not be the lowest, best or most favorable rate of interest which Lender may charge on loans to its customers). Each change in the rate to be charged on this Note will become effective without notice on the same day as the Index changes. The interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 0.750 percentage points under the Index. Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.
PREPAYMENT. Borrower may pay without fee all or a portion of the principal amount owed hereunder earlier than it is due. All prepayments shall be applied to the indebtedness in such order and manner as Lender may from time to time determine in its sole discretion. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Small Business Loan Servicing Disputed Accounts Department, P.O. Box 4661 Houston, TX 77210.
LATE CHARGE. If Borrower fails to pay any payment under this Note in full within 10 days of when due, Borrower agrees to pay Lender a late payment fee In an amount equal to 5.000% of the regularly scheduled payment or $25.00, whichever is greater. Late charges will not be assessed following declaration of default and acceleration of the maturity of this Note.
INTEREST AFTER DEFAULT. It Lender declares this Note to be in default, Lender has the right prospectively to adjust and fix the simple interest rate under this Note until this Note is paid in full, as follows: (A) If the original principal amount of this Note is $250,000, or less, the fixed default interest rate shall be equal to eighteen (18%) percent per annum, or three (3%) per cent per annum in excess at the interest rate under this Note, whichever is greater. (B) if the original principal amount of this Note is more then $250,000, the fixed default interest rate shall be equal to twenty-one (21%) percent per annum, or three (3%) percent per annum in excess of the interest rate under this Note at the time of default, whichever is greater.
DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) undo, this Note:
Payment Default. Borrower fails to make any payment when due under this Note.
Default Under Security Agreements. Should Borrower or any guarantor violate, or fail to comply fully with any of the terms and conditions of, or default under any security right, instrument, document or agreement directly or indirectly securing repayment of this Note.
Other Defaults in Favor of Lender. Should Barrower or any guarantor of this Note default under any other loan, extension of credit, security right, instrument, document or agreement, or obligation in favor of Lender.
Default in Favor of Third Parties. Should Borrower or any guarantor default under any loan, extension of credit security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may affect any property or other collateral directly or indirectly securing repayment of this Note.
Insolvency. Should the suspension, failure or insolvency, however evidenced, of Borrower or any Guarantor of this Note occur or exist.
Death or Interdiction. Should any guarantor of this Note die or be interdicted.
Readjustment of Indebtedness. Should proceedings for readjustment of indebtedness, reorganization, bankruptcy, composition or extension under any insolvency law be brought by or against Borrower or any guarantor.
Assignment for Benefit of Creditors. Should Borrower or any guarantor file proceedings for a respite or make a general assignment for the benefit of creditors.
Receivership. Should a receiver of all or any part of Borrower’s property, or the property of any guarantor, be applied for or appointed.
Dissolution Proceedings. Proceedings for the dissolution or appointment of a liquidator of Borrower or any guarantor are commenced.
False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at anytime thereafter.
Judgments or Decrees. One or more judgments or decrees shall be entered against the Borrower and such judgments or decrees shall not have been vacated, discharged, stayed or banded pending appeal.
Materiel Adverse Change. Should any material adverse change occur in the financial condition of Borrower or any guarantor of this Note or should any material discrepancy exist between the financial statements submitted by Borrower or any guarantor and the actual financial condition of Borrower or such guarantor.
Events Affecting Guarantor. Any of the preceding Events of Default occurs with respect to any guarantor of the Indebtedness as if the word “guarantor” were substituted for the word “Borrower” in such Event of Default, or any guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty.
Insecurity. Lender in good faith believes itself insecure with regard to repayment of this Note.
LENDER’S RIGHTS. Upon the occurrence of any Event of Default, Lender may declare the entire unpaid principal balance an this Note and the Indebtedness and all accrued unpaid interest immediately due, without notice (except that in the case of any Event of Default of the type described in the DEFAULT — Insolvency section herein, such acceleration shall be automatic and not at Lender’s option), and then Borrower will pay that amount. Borrower shall be liable for any deficiency remaining after disposition of any collateral which Lender may choose to realize

PROMISSORY NOTE (Continued)	Page 3
effect.
WAIVERS. Borrower and each guarantor of this Note hereby waive demand, presentment for payment, protest notice of protest and notice of nonpayment, and all pleas of division and discussion, and severally agree that their obligations and liabilities to Lender hereunder shall be on a “solidary” or “joint and several” basis. Borrower and each guarantor further severally agree that discharge or release of any party who is or may be liable to Lender for the indebtedness represented hereby, or the release of any collateral directly or indirectly securing repayment hereof, shall not have the effect of releasing any other party or parties, who shall remain liable to Lender, or of releasing any other collateral that is not expressly released by Lender. Borrower and each guarantor additionally agree that Lender’s acceptance of payment other than in accordance with the terms of this Note, or Lender’s subsequent agreement to extend or modify such repayment terms, or Lender’s failure or delay in exercising any rights or remedies granted to Lender, shall likewise not have the effect of releasing Borrower or any other party or parties from their respective obligations to Lender, or of releasing any collateral that directly or indirectly secures repayment hereof. In addition, any failure or delay on the part of Lender to exercise any of the rights and remedies granted to Lender shall not have the effect of waiving any of Lender’s rights and remedies. Any partial exercise of any rights and/or remedies granted to Lender shall furthermore not be construed as a waiver of any other rights and remedies; it being Borrower’s intent and agreement that Lender’s rights and remedies shall be cumulative in nature. Borrower and each guarantor further agree that, should any default event occur or exist under this Note, any waiver or forbearance on the part of Lender to pursue the rights and remedies available to Lender, shall be binding upon Lender only to the extent that Lender’s specifically agrees to any such waiver or forbearance in writing. A waiver or forbearance on the part of Lender as to one default event shall not be construed as a waiver or forbearance as to any other default. Borrower and each guarantor of this Note further agree that any late charges provided for under this Note will not be charges for deferral of time for payment and will not and are not intended to compensate Lender’s for a grace or cure period, and no such deferral, grace or cure period has or will be granted to Borrower in return for the imposition of any late charge. Borrower recognizes that Borrower’s failure to make timely payment of amounts due under this Note will result in damages to Lender, including but not limited to Lender’s loss of the use of amounts due, and Borrower agrees that any late charges imposed by Lender hereunder will represent reasonable compensation to Lender for such damages. Failure to pay in full any installment or payment timely when due under this Note, whether or not a late charge is assessed, will remain and shall constitute an Event of Default hereunder.
SUCCESSORS AND ASSIGNS LIABLE. Borrower’s and each guarantor’s obligations and agreements under this Note shall be binding upon Borrower’s and each guarantor’s respective successors, heirs, legatees, devisees, administrators, executors and assigns. The rights and remedies granted to Lender under this Note shall inure to the benefit of Lender’s successors and assigns, as well as to any subsequent holder or holders of this Note.
CAPTION HEADINGS. Caption headings in this Note are for convenience purposes only and are not to be used to interpret or define he provisions of this Note.
SEVERABILITY. If any provision of this Note is held to be invalid, illegal or unenforceable by any court, that provision shall be deleted from this Note and me balance of this Note shall be interpreted as if the deleted provision never existed.
APPLICABLE LENDING LAW. To the extent not preempted by federal law, this business or commercial loan is being made under the terms and provisions of La. R.S. 9:3509, at seq.
PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS.
BORROWER:
VALENTEC SYSTEMS, INC.

By:
Robert A. Zummo, Chairman of Valentec Systems, Inc.

COMMERCIAL PLEDGE AGREEMENT

Grantor:	Valentec Systems, Inc.	Lender:	JPMorgan Chase Bank, NA
	2618 York Avenue		Shreveport Business Banking LPO
	Minden, LA 71065		400 Taxes Street 3rd Floor
Shreveport, LA 71101

THIS COMMERCIAL PLEDGE AGREEMENT dated December 22, 2005, is made and executed between Valentec Systems, Inc. (“Grantor”) and JPMorgan Chase Bank, NA (“Lender”).
GRANT OF SECURITY INTEREST. For valuable consideration, Grantor transfers, pledges and grants to Lender a continuing security interest in the Collateral to secure the Indebtedness and agrees that Lender shall have the rights stated in this Agreement with respect to the Collateral. In addition to all other rights which Lender may have by law.
COLLATERAL DESCRIPTION. The word “Collateral” as used in this Agreement means individually, collectively and interchangeably Grantor’s present and future rights, title and interest in and to, together with any and all present and future additions thereto, substitutions therefore, and replacements thereof, and further together with all income and Proceeds as described herein:
Irrevocable Letter of Credit, Number 670-24171-18, Dated 12-08-2005, Issued by Israel Discount Bank, Ltd.
CROSS-COLLATERALIZATION. In addition to the Note, this Agreement secures all obligations, debts and liabilities, plus interest thereon, of Grantor to Lender, or any one or more of them, as well as all claims by Lender against Grantor or any one or more of them, whether now existing or hereafter arising, whether related or unrelated as the purpose of the Note, whether voluntary or otherwise, whether due or not due, direct or indirect, determined or undetermined, absolute or contingent, liquidated or unliquidated whether Grantor may be liable individually or jointly with others, whether obligated as guarantor, surety, accommodation party or otherwise, and whether recovery upon such amounts may be or hereafter may become barred by any statute of limitations, and whether the obligation to repay such amounts may be or hereafter may become otherwise unenforceable.
DELIVERY OF COLLATERAL. Contemporaneous with the execution of this Agreement, Grantor has delivered or will deliver to Lender or Lender’s designated agent the above described Collateral. As long as this Agreement remains in effect, Grantor further agrees to immediately deliver in Lender, or Lender’s designated agent, any and all additions to or substitutions or replacements for the Collateral. In the event that Grantor is unable to deliver any of the Collateral to Lender or Lender’s designated agent at the time this Agreement is executed, or should Grantor ever withdraw or obtain temporary possession of any of the Collateral while this Agreement remains in effect, either under a trust receipt or otherwise, Grantor unconditionally agrees to deliver immediately to Lender the Collateral or, alternatively, such substitute or replacement collateral security as may then his satisfactory to Lender.
CONTINUING SECURITY INTEREST TO SECURE PRESENT AND FUTURE INDEBTEDNESS. Grantor affirms that Grantor has granted a continuing security interest in the Collateral in favor of Lender to secure any and all present and future indebtedness of Grantor in favor of Lender, as may be outstanding from time to time set forth above, in principal, interest, costs, expenses, attorneys’ fees and other fees and charges, with me continuing preferences and priorities provided under applicable Louisiana law. Grantor agrees that all such additional loans and indebtedness will be secured under this Agreement without the necessity that Grantor (or any of them) agree or consent to such a result at the time such additional loans are made and Indebtedness incurred, without the further necessity that the note or notes evidencing such additional loans or Indebtedness refer to the fact that such notes are secured by this Agreement, Grantor further agrees Grantor may not subsequently have a change of mind and insist that any such additional loans or Indebtedness not be secured by this Agreement unless Lender specifically agrees to such a request in writing.
DURATION OF AGREEMENT. This Agreement shall remain in full force and effect until such time as this Agreement and the security interests created hereby are terminated and cancelled by Lender under a written cancellation instrument in favor of Grantor.
ADDITIONAL COLLATERAL. In the event that any of the Collateral should at any time decline in value or become unsatisfactory to Lender for any reason, Grantor agrees to immediately provide Lender with such additional collateral security as may then be acceptable to Lender.
REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COLLATERAL. Grantor represents and warrants to Lender that:
Ownership. Grantor at ell times will continue to be the legal and lawful owner of the Collateral free and clear of all security interests, liens, Encumbrances and claims of others except as disclosed to and accepted by Lender in writing prior to execution of this Agreement.
Authorized. Grantor’s execution, delivery, and performance of this Agreement and all the Related Documents have bean duly authorized by all necessary action by Grantor and do not conflict with, result in a violation of, or constitute a default under (1) any provision of articles of incorporation or organization, or bylaws, or any agreement or other instrument binding upon Grantor or (2) any law, governmental regulation, court decree, or order applicable to Grantor or to Grantor’s properties.
Perfection of Security Interest. Upon delivery of the Collateral to Lender, this Agreement shall create a valid first lien upon, and perfect a security interest in the Collateral subject to no prior security interest, lien, charge, individually, collectively and interchangeably any and all presently existing Smaller future mortgages, liens, privileges and other contractual and/or statutory security interests and rights, of every nature and kind, whether in admiralty, at law, or in equity, that now and/or in the future may affect the Collateral at any part or parts thereof, or other agreement purporting to grant to any third party a security interest in the Collateral.
Authority; Binding Effect. Grantor has the full right, power and authority to enter into this Agreement and to grant a security interest in the Collateral to Lender. This Agreement is binding upon Grantor as well as Grantor’s successors and assigns, and is legally enforceable in accordance with its terms. The foregoing representations and warranties, and all other representations and warranties contained in this Agreement are and shall be continuing in nature and shall remain in full force and effect until such time as this Agreement is terminated or cancelled as provided herein.
No Further Assignment. Grantor has not, and shall not, sell, assign, transfer, encumber or otherwise dispose of any of Grantor’s rights in the Collateral except as provided in this Agreement.
No Defaults. There are no defaults existing under the Collateral, and there are no offsets or counterclaims to the same. Grantor will strictly and promptly perform each of the terms, conditions, covenants and agreements, if any, contained in the Collateral which are to be performed by Grantor.
No Violation. The execution and delivery of this Agreement will not violate any law or agreement governing Grantor or to which Grantor is a party, and its certificate or articles of incorporation and bylaws do not prohibit any term or condition of this Agreement.
LENDER’S RIGHTS AND OBLIGATIONS WITH RESPECT TO THE COLLATERAL. Lender shall have the following rights in addition to all other rights Lender may have by law:
Maintenance and Protection of Collateral. Lender may, but shall not be obligated to, take such steps as it deems necessary or desirable to protect, maintain, insure, store, or Tara for the Collateral, including paying of any liens at claims against the Collateral. This may include such things as hiring other people, such as attorneys, appraisers or other expend. Lender may charge Grantor for any cost incurred in so doing. When applicable law provides more than one method of perfection of Lender’s Security Interest, Lender may choose the method(s) to be used. Lender may also require Grantor to notify, or Lender may notify, third parties of the fact that the Collateral has been pledged to Lender.
Income and Proceeds from the Collateral. Lender shall have the right, whether or not an Event of Default exists under this Agreement, to directly collect and receive any and all Income and Proceeds as such become due and payable. In order to permit the foregoing, Grantor unconditionally agrees to deliver to Lender, immediately following demand, any and all such Income and proceeds that may be received by or that may be payable to Grantor. Grantor further unconditionally agrees that Lender shall have the right to notify all other Obligors to pay and deliver such Income and Proceeds directly to Lender or Lender’s nominee at an address to be designated by Lender, and to do any and all other things as Lender may deem necessary and proper, within Lender’s sole discretion, to carry out the terms and intent of this Agreement. Lender shall have the further right. where appropriate, and within Lender’s sale discretion, to file suit, either in Lender’s awn name or in the name of Grantor, to collect and enforce performance, payment and delivery of any and all such Income and Proceeds.
Where it is necessary for Lender to enforce performance, payment and delivery of any such Income and Proceeds from the Obligor therefor, Grantor unconditionally agrees that Lender may compromise or take such other actions, either in Grantor’s name or in Grantor’s name as Lender may deem appropriate, within Lender’s sole judgment, with regard to performance, collection and payment of the same, without effecting the obligations and liabilities of Grantor under this Agreement or any Indebtedness secured by this Agreement. In artier to further permit the foregoing, Grantor agrees that Lender shall have the additional irrevocable rights, coupled with an interest, to: (1) receive, open and dispose of all mall addressed to Grantor pertaining to any of the Collateral; (2) notify the postal authorities to change the address and delivery of mail addressed to Grantor pertaining to any of the Collateral to such address as Lender may designate: and (3) enders, Grantor’s name on any and all notes, acceptances, checks, drafts, money orders Or other instruments of payment of such Income and Proceeds that may come into Lender’s possession, and to deposit or otherwise collect me same, applying such funds to the unpaid balance

COMMERCIAL PLEDGE AGREEMENT (Continued)	Page 3
perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market Lender shall give or mail to Grantor, or any of them, notice at least ten 1101 days in advance of the time and place of any public sale, at of the date after which any private sale may be made. Grantor agrees that any requirement of reasonable notice is satisfied if Lender mails notice by ordinary mail addressed to Grantor, or any of them, at the last address Grantor has given Lender in writing. It a public sale is held, there shall be sufficient compliance with all requirements of notice to the public by a single publication in any newspaper of general circulation in the parish or county where the Collateral is located, setting forth the time and place of sale and a brief description of the property to be sold. Lender may be a purchaser at any public sale. Grantor agrees that any such sale shall be conclusively deemed to be conducted in a commercially reasonable manner if it is made consistent with the standard of similar sales of collateral by commercial banks in Shreveport, Louisiana.
Foreclosure. Maintain a Judicial suit for foreclosure and sale of the Collateral.
Specific Performance. Lender may, in addition to or in lieu of the foregoing remedies, in Lender’s sole discretion, commence an appropriate action against Grantor seeking specific performance of any covenant contained in this Agreement or in aid of the execution or enforcement of any power in this Agreement granted.
Transfer Title. Effect transfer of title upon sale of all or part of the Collateral. For this purpose, Grantor Irrevocably appoints Lender as Grantor’s attorney-intact to execute endorsements, assignments and instruments in the name of Grantor and each of them (if more than one) as shall be necessary or reasonable.
Other Rights and Remedies. Have and exercise any or all of the rights and remedies of a secured creditor under the provisions of the Louisiana Commercial Laws (La. RS. 10; 9.101, at seq.), at law, in equity, or otherwise.
Application of Proceeds and Payments. Any and all proceeds, interest, profits, and Income and Proceeds that Lender actually receives and collects, whether resulting from the public or private sale of the Collateral and/or collection or exercise of any of Lender’s rights provided hereunder, shall be applied rust to reimburse Lender for its costs of collecting the some (including, but hot limited m, any attorneys’ foes Incurred by Lender and Lender’s court costs, whether or not there is a lawsuit, including any fees an appeal incurred by Lender in connection with the collection or sale of the Collateral), with the balance being applied to principal, interest, costs, expenses, attorneys’ fees and other fees and charges under The Indebtedness, in such order and with such preferences and priorities as Lender shall determine within its sole discretion
Election of Remedies. Except as may be prohibited by applicable law, ail of Lender’s rights and remedies, whether evidenced by this Agreement, the Related Documents, or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy will not bar any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Agreement, after Grantor’s failure To perform, shall not affect Lender’s right to declare a default and exercise its remedies, Nothing under this Agreement or otherwise shall be construed so as to limit or restrict the rights and remedies available to Lender fallowing an Event of Default, or in any way to limit or restrict the rights and ability of Lender to proceed directly against Grantor and/or against any other Go-maker, guarantor, surety or endorser and/or to proceed against any other collateral directly or indirectly securing the Indebtedness.
PROTECTION OF LENDER’S SECURITY RIGHTS. Grantor agrees to appear in and to defend all actions or proceedings purporting to affect Lender’s security rights and Interests granted under this Agreement. In the event that Lender elects to defend any such action or proceeding, Grantor agrees to reimburse Lender for Lender’s costs associated therewith, including without limitation, Lender’s attorneys’ fees, which additional costs and expenses shall be secured by this Agreement.
INDEMNIFICATION OF LENDER. Grantor agrees to indemnity, to defend and to save and hold Lender harmless from any and all claims, suits, obligations, damages. losses, costs, expenses (including without limitation, Lender’s reasonable attorneys’ fees), demands, liabilities, penalties, fines and forfeitures of any nature whatsoever which may be asserted against or incurred by Lender, arising out of or in any manner occasioned by this Agreement or the rights and remedies granted to Lender hereunder. The foregoing Indemnity provision shall survive the cancellation of this Agreement as to all matters arising or accruing prior to such cancellation, and the foregoing indemnify provision shall further survive in the event that Lender elects to exercise any of the remedies as provided under this Agreement following any Event of Default hereunder.
ADDITIONAL OBLIGATIONS OF GRANTOR. Grantor shall have the following additional obligations under this Agreement:
Additional Collateral. In the event that any of the Collateral should at any time decline in value or become unsatisfactory to Lender for any reason, Grantor agrees to immediately provide Lender with such additional collateral security as may Nan be acceptable to Lender,
No Sale or Encumbrance. As long as This Agreement remains in effect, Grantor unconditionally agrees not to sell, option, assign, pledge, or create or permit to exist any lien or security interest in or against any of the Collateral in favor of any person other than Lender.
No Settlement or Compromise of Rights. Grantor will not, without the prior written consent of Lender, compromise, settle, adjust or extend payment under any of Grantor’s Collateral.
Additional Pledge Agreement: Effect. Grantor acknowledges and agrees that Grantor may, from Time to time, one or more times, enter into additional pledge and security agreements with tender under which Grantor may undertake, to pledge or grant to Lender a security interest in the same Collateral. Grantor further acknowledges and agrees that the execution of such additional agreements, including any such agreements now in effect, will not have the effect of cancelling, coveting or otherwise modifying this Agreement; it being Grantor’s full intent and agreement that all such pledge agreements )including this Agreement) shall be cumulative in nature and shall remain in full force and effect until expressly cancelled by Lender under a written cancellation instrument delivered to Grantor.
Additional Documents. Grantor agrees, at any time, from time. in time, one or more times, upon written request by Under, to execute and deliver such further documents and do such further acts and things as Lender may reasonably request, within Lender’s sole discretion, to effect the purposes of this Agreement.
Notification of Lender. Grantor will promptly deliver to Lender all written notices, and will promptly give Lender written notice of any other notices received by Grantor with respect to the Collateral.
EFFECT OF WAIVERS. Grantor has waived, and/or does by these presents waive, presentment for payment, protest, notice of protest and notice of nonpayment under all of the Indebtedness secured by this Agreement. Grantor has further waived, and/or does by these presents waive, all pleas of division and discussion, and all similar rights with regard to the Indebtedness, and agrees That Grantor shall remain liable, together with any and all Guarantors of the Indebtedness, on a “soildary” or “joint and several” basis. Grantor further agrees that discharge or release of any party who is, may, or will be liable to Lender under any of the Indebtedness, or the release of the Collateral or any other collateral directly or indirectly securing repayment of the same, shall not have the effect of releasing or otherwise diminishing or reducing the actual or potential liability of Grantor and/or any other party or parties guaranteeing payment of the Indebtedness, who shall remain liable to Lender, and/or remain liable m Lender, and/or of releasing any Collateral or other collateral that is not expressly released by Lender.
Grantor additionally agrees that Lender’s acceptance of payments other than in accordance with the terms of any agreement, or agreements governing repayment of the Indebtedness, at Lender’s subsequent agreement to extend or modify such repayment terms, shall likewise not have the effect of releasing Grantor, and/or any other party or parties guaranteeing payment of the Indebtedness, from their respective obligations to Lender, and/or of releasing any of the Collateral or other collateral directly or indirectly securing repayment of the Indebtedness. In addition, no course of dealing between Grantor and Lender, nor any failure or delay on the part of Lender to exercise any of the rights and remedies granted to Lender under this Agreement, or under any other agreement or agreements by and between Grantor and Lender, shall have the effect of waiving any of Lender’s rights and remedies. Any partial exercise of any rights and remedies granted to Lender shall furthermore not constitute a waiver of any of Lender’s other rights and remedies, it being Grantor’s intent and agreement that Lender’s rights and remedies shag be cumulative in nature. Grantor further agrees that, upon the occurrence of any Event of Default under this Agreement, any waiver or forbearance on the part of Lender la pursue the rights and remedies available to Lender, shall be binding upon Lender only to the extant that Lender specifically agrees to any such waiver or forbearance in writing. A waiver or forbearance as to one Event of Default shall not constitute a giver or forbearance as to any other Event of Default. None of the warranties, conditions, provisions and Terms contained in this Agreement or any other agreement, document, or instrument now or hereafter executed by Grantor and delivered to Lender, shall be deemed to have been waived by any act or knowledge of lender. Lender’s agents, officers or employees; but only by an instrument in writing specifying such waiver signed by a duly authorized officer of Lender and delivered to Grantor.
JURY WAIVER, THE UNDERSIGNED AND LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE UNDERSIGNED AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT, THE RELATED DOCUMENTS, OR ANY RELATIONSHIP BETWEEN OR AMONG THE UNDERSIGNED AND LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING EVIDENCED BY THIS DOCUMENT AND THE RELATED DOCUMENTS.

COMMERCIAL PLEDGE AGREEMENT (Continued)	Page 5
modified tram time to time, together with all exhibits and schedules attached or to be attached to this Commercial Pledge Agreement from time to time.
Borrower. The word “Barrower” moans Valentec Systems, Inc., and all other persons and entities signing the Note in whatever capacity.
Collateral. The ward “Collateral” means all of Grantor’s right, title and interest in and to all the Collateral as described In the Collateral Description section of this Agreement.
Default. The word “Default” means the Default set torch in this Agreement in the section titled “Default”.
Encumbrance. The word “Encumbrance” means individually, collectively and interchangeably any and all presently existing and(or future mortgages, liens, privileges and other contractual and/or statutory security interests and rights, of every nature and kind, whether in admiralty, at law, or in equity, that now and/or in the future may affect the Collateral or any pan or parts thereof.
Event of Default. The words “Event of Default” mean any of the Events of Default set forth in this Agreement in the Default sections of this Agreement.
Grantor. The word “Grantor” means Valentec, Systems, Inc.
Income and Proceeds. The words ‘Income and Proceeds’ mean all present and future income, proceeds, earnings, increases, and substitutions from or for the Collateral of every kind and nature, including without limitation all payments, Interest, profits, distributions, benefits, rights, options, monies, claims for money due and to become due, proceeds of any insurance an the Collateral, and all other types of proceeds, and all other property of every type and description which Grantor is entitled to receive on account of such Collateral, including accounts, documents, instruments, chattel paper, and general intangibles.
Indebtedness. The word “indebtedness” means the indebtedness evidenced by the Note or Related Documents, in principal, interest, costs, expanses and attorneys’ fees and all other tees and charges together with all other Indebtedness and casts and expenses for which Grantor Is responsible under this Agreement or under any of the Related Documents. In addition, and without limitation, the term “Indebtedness” includes all amounts identified in the Cross-Collateralization, Revolving Line of Credit and Future Advances paragraphs as contained in this Agreement or in one or more of the Related Documents.
Lender. The ward “Lender” means JPMorgan Chase Bank, NA, its successors and assigns, and any subsequent holder or holders of the Note or any interest therein.
Note. The word “Note” means the Note executed by Grantor in the principal amount of $2,000,000.00 acted December 22, 2005, together with all renewals, extensions, modifications, refinancings, consolidations and substitutions of and for the note or credit agreement.
Obligor. The word “Obligor” means without limitation any and all persons obligated to pay money or to perform some other act under the Collateral.
Related Documents. The words “Related Documents” mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.
GRANTOR HAS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS COMMERCIAL PLEDGE AGREEMENT AND AGREES TO ITS TERMS. THIS AGREEMENT IS DATED DECEMBER 22, 2005.
GRANTOR:
VALENTEC SYSTEMS, INC.

By:

Robert A. Zummo, Chairman of Valentec Systems, Inc.